January 25, 2018 2017 Fourth Quarter Earnings Investor Presentation Exhibit 99.2

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) a pending investigation by the SEC may result in adverse findings, reputational damage, the imposition of sanctions, increased costs and other negative consequences; (ii) management time and resources may be diverted to address the pending SEC investigation as well as any related litigation, litigation initiated by stockholders and other litigation; (iii) the costs and effects of litigation, including settlements and judgments; (iv) our performance may be adversely affected by the management transition resulting from the resignation of our former chief executive officer, notwithstanding the hiring of our new chief executive officer, and the resignation of our former interim chief financial officer, notwithstanding the hiring of our new chief financial officer; (v) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (vi) the disposition of our Banc Home Loans division during the first quarter of 2017 may adversely impact our revenues and profitability to the extent we are unable to replace its revenues or realize the expected cost savings of this transaction; (vii) risks that funds obtained from capital raising activities will not be utilized efficiently or effectively; (viii) a worsening of current economic conditions, as well as turmoil in the financial markets; (ix) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (x) the quality and composition of our securities portfolio; (xi) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (xii) continuation of or changes in the historically low short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (xiii) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (xiv) our ability to maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xv) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, any of which could adversely affect our liquidity and earnings; (xvi) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies and changes in regulatory capital or other rules, as well as additional regulatory burdens that result from our growth to over $10 billion in total assets; (xvii) our ability to control operating costs and expenses; (xviii) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xix) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xx) the network and computer systems on which we depend could fail or experience a security breach; (xxi) our ability to attract and retain key members of our senior management team; (xxii) increased competitive pressures among financial services companies; (xxiii) changes in consumer spending, borrowing and saving habits; (xxiv) adverse changes in the securities markets; (xxv) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxvi) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxvii) inability of key third-party providers to perform their obligations to us; (xxiii) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxix) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxx) war or terrorist activities; and (xxxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made. Forward-looking Statements

Strong Organic Loan Growth Continuation of Balance Sheet Re-Mix Toward Core Assets Disciplined Expense Management Held for investment loans grew by $433 million, or 7% QoQ (28% annualized) Originated HFI loans increased by $500 million, or 9% QoQ Total commercial loan balances increased by $308 million, or 7% QoQ, and have increased by $680 million, or 18% YoY – Commercial loans now represent 68% of total HFI loans, up from 63% a year ago Securities declined by $180 million from the third quarter, driven by a decline in CLO balances of $117 million, and the sales of $24 million of master limited partnership debt securities (“MLPs”) and $23 million of bank debt Cash balances declined by $224 million Achieved targeted recurring quarterly run-rate expenses, which totaled $59.1 million excluding loss on solar investments and non-recurring expenses1 Non-recurring expenses from continuing operations remains elevated due to severance, occupancy, and other non-recurring items (~$3.3 million of non-recurring items in Q4)1 Maintained Strong Credit & Capital Ratios Credit metrics remain strong: NPAs/Assets at 0.21%, ALLL / Total Loans increased to 0.74%, up from 0.67% a year ago Common Equity Tier 1 ratio of 9.9% Tangible Equity/Tangible Assets (TE/TA)2 ratio of 9.4% Tangible Common Equity/Tangible Assets (TCE/TA)2 ratio of 6.8% Fourth Quarter 2017 Highlights Continued the Transformation Toward a Core, More Stable Balance Sheet and Banking Platform Operating expenses from continuing operations, excludes loss on investments in alternative energy partnerships and non-recurring items. Reconciliation on slide 9. Non-GAAP measure. Reconciliation on slide 20.

Dollars in millions Total Assets1 Strategic Asset Re-Mix Continues Re-Mix of Balance Sheet Toward Core HFI Loans Through Reduced Securities & Cash Balances Q4 Strategic Balance Sheet Re-Mix Activities 1 2 3 Cash and other declined by $205 million due to strong loan growth Securities declined by $180 million, including: - Reduction of $117 million of CLOs - Sale of $24 million of MLPs - Sale of all remaining $23 million of bank debt Increased overall HFI loans by $433 million, or 7% from the prior quarter 1 2 3

Dollars in billions Dollars in millions, CRE includes Construction Gross loan yield for 4Q17 = 4.42%. HFI Loan yield = 4.49%, excludes loans held for sale , primarily representing Ginnie Mae loans. 4 Gross loan commitment production. Originated HFI Loans Grew 9% QoQ, 21% YoY Loan Production Yields Higher than Portfolio Loan Yields in Q4 HFI Loan Mix by Source1 2Q17: Moved remainder of seasoned SFR residential mortgage loans to HFS. Reflects transfer of $144 million that were sold in Q3. Building Originated Loan Balances 1 2 4Q17: Emphasis on continued generation of high quality originated loans 4Q gross loan production4 of $969 million at 4.68% average production yield 1 2 +21% YoY Q4 HFI Loan Growth2

Loan Balances Increasingly Driven by Commercial Lending Change in Loan Mix Driving Higher Quality Revenue Stream Dollars in billions Includes Construction Re-mixing Loan Portfolio Toward Increased Commercial Loan Balances Loans Held for Investment1 Total Commercial Loan Balances1 +18% 2

Dollars in millions Deposit Composition1 Continued Reduction of High Rate, High Volatility Deposits Core Deposit Production Added $290 Million of Non-Brokered, Non-Institutional Balances in Q4 $603 Expected run-off of high rate, high volatility deposits accelerated remix of total deposit base toward core funding. Commercial, Retail, and Private Banking business units collectively posted strong deposit growth $603 million reduction in Institutional balances during Q4 driven by planned reduction of high-rate, high-volatility deposits. Balances were replaced with $290 million of business unit deposits and $202 million of brokered deposits Change 4Q vs. 3Q $202 $290

Average Interest Earning Assets End Quarterly Down Trend Net Interest Margin Contracted Due Mainly to Upward Pressure on Deposit Rates Net Interest Margin Components Average Interest Earning Assets1 Dollars in billions

Dollars in millions, consolidated operations Includes other interest earning assets Average Loan Balances Lagging Period End Balances Driving Slower Build of Interest Income Interest Income1 Commercial Loan Portfolios Driving 52% of Interest Income Commercial Loan Interest Income Increased 19% YoY Interest Income Mix Loans - HFI1 Securities2

Continued Efforts to Right-Size Expense Structure Select Non-Recurring Expenses Remain Elevated, Including Legal and Professional Fees Dollars in millions, Continuing operations, noninterest expense excluding loss on investments in alternative energy partnerships,. Loss on investments in alternative energy partnerships create tax credits to offset expense incurred. 3 Continuing operations noninterest expense excluding loss on investments in alternative energy partnerships, annualized, over average consolidated assets. 4 Non-GAAP measure: Reconciliation table above. Non-Recurring Adjustments to Continuing Operations Expenses ($ in millions) Continuing Operations (reported) Q4 non-recurring adjustments Q4 Operating Expense from Continuing Operations4 Salaries and employee benefits $ 33.1 $ (0.3) $ 32.8 Occupancy and equipment 9.6 (0.5) 9.1 Professional fees 7.9 (0.3) 7.6 Data processing 1.6 1.6 Amortization of intangible assets 0.9 0.9 All other expense 9.4 (2.2) 7.2 Total Noninterest Expense (ex-loss on investments in alternative energy partnerships) $ 62.4 $ (3.3) $ 59.1 Loss on investments in alternative energy partnerships2 4.0 Total Noninterest Expense (reported) $ 66.4 NIE / Average Assets3 Noninterest Expense Run-Rate1

($ in millions) Continuing Operations (reported) Q4 non-recurring adjustments1 Deferred Tax Re-Measurement Q4 Operating Earnings for Continuing Operations2 Net interest income $ 73.2 $ 73.2 Provision for loan and lease losses 5.1 5.1 Total noninterest income 5.7 4.4 10.1 Total noninterest expense (ex-loss on investments in alternative energy partnerships) $ 62.4 $ (3.3) $ 59.1 Loss on investments in alternative energy partnerships3 4.0 4.0 Total noninterest expense 66.4 (3.3) 63.1 Pre-tax income $ 7.4 $ 7.7 $ 15.1 Income tax (benefit) expense (3.4) 3.1 2.1 1.8 Net income $ 10.9 $ 4.5 (2.1) $ 13.3 Diluted earnings per total common share $ 0.11 $ 0.16 $7.7 million of Q4 pre tax benefit, tax effected at 41%, equates to $4.5 million net income benefit after tax. Non-GAAP measure: Reconciliation table above. Loss on investments in alternative energy partnerships create tax credits to offset expense incurred Rebuilding Earnings and Focusing on Core, Sustainable Returns Q4 Included $3.3mm of Non-Recurring Expenses, $4.4mm MSR Write-down, & $2.1mm Net Tax Benefit Diluted EPS – Continuing Operations Reported Adjusted for non-recurring items

Nonperforming Assets1 Asset Quality Remains Strong and Stable Disciplined Credit Culture Continues to Drive Strong Asset Quality Dollars in millions NPAs/Equity ALLL and NPL Coverage Total Delinquent Loans/Total Loans -39%

Tangible Equity / Tangible Assets1 +11% Solid Capital Ratios Exceeding Basel III Guidelines Tier 1 Risk-Based Capital Ratio Supported by $269 Million of Preferred Equity Common Equity Tier 1 Ratio (CET1) +5% Tangible Common Equity / Tangible Assets1 +13% Tier 1 Risk-Based Capital Ratio +4% Basel III Minimum: 7% Basel III Minimum: 8.5% Non-GAAP measure. Reconciliation on slide 20.

BANC's Journey of Transformation

Significant Improvement and Events Since Q4 2016

De-Risking and Re-Mixing Balance Sheet

4Q16
- Sold Commercial Equipment Finance Division ($243mm)
- Sold $604mm of Seasoned SFR Loan Pools

1Q17
- Sold Banc Home Loans Mortgage Banking Business & $38mm of related MSRs

2Q17
- $383mm Decline in Securities: Sold $294mm agency MBS / $120mm non-agency MBS / $17mm bank debt

3Q17
- Sold remaining Seasoned SFR mortgage loan pools
- $159mm Decline in Securities: Sold $87mm MLPs / $32mm bank debt
- HFI Loan Growth +$271mm

4Q17
- $180mm Decline in Securities: Sold remaining $23mm bank debt / $24mm MLPs
- HFI Loan Growth +$433mm

Strengthening Management Team & Bolstering Talent and Bench Strength

1Q17
- CEO Departs

2Q17
- Appointed CEO: Doug Bowers
- Refreshed Board: 5 of 9 New Directors
- Interim CFO Departs

3Q17
- Appointed CFO: John Bogler
- Hired Head of Real Estate Banking: Jason Pendergist
- Hired Head of Deposit & Treasury Management Services: Rita Dailey

4Q17
- Expanded CRE & Multifamily Banking Teams
- Promoted & Confirmed Chief Accounting Officer: Larry Gee

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BANC Core Foundation Foundation in Place to Support Franchise Growth Drive Disciplined Growth: Increase loans and deposits, grow asset base Go Forward Strategy 1 2 3 Sustainable Strategy: Building a bank with a more reliable, repeatable earnings profile Lowered Cost of Funds: Become a premier deposit franchise with a core, lower cost deposit base Drive Efficiencies: Instill culture of cost control 4 Brand Market Sized to Compete Strong Credit Governance Foundation in place for premier CA franchise with a strong brand, in great markets, with the size needed to compete, while maintaining strong credit metrics and enhanced governance Disciplined Growth Sustainable Strategy Lowered Cost of Funds Drive Efficiencies Four key objectives in go-forward plan; transformation will take time and can be bumpy along the way

Appendix

Securities Portfolio Dollars in millions Based on book value balances of rated securities, data at each quarter end Dollars in billions Securities Portfolio Detail1 Security Type Book Value 3Q17 Book Value 4Q17 Q4 Change Fair Value 4Q17 Book Yield 4Q17 Duration 4Q17 Gov’t & Agency (Agency MBS) $ 504 $ 493 $ (11) $ 478 2.53% 6.77 CLOs 1,808 1,691 (117) 1,702 3.29% 0.18 CMBS 305 305 --- 310 3.91% 6.57 Other 1 1 --- 1 4.79% 1.93 Strategic Portfolio 2,618 2,490 (128) 2,491 3.22% 2.27 Corporate Debt Securities – MLPs 101 77 (24) 84 5.28% 5.78 Corporate Debt Securities – Bank Debt 23 --- (23) --- --- --- Non-Strategic Portfolio 124 77 (47) 84 5.28% 5.78 Total Securities $ 2,742 $ 2,567 $ (175) $ 2,575 3.28% 2.37 Portfolio Credit Rating Profile2 4Q16 3Q17 Portfolio Average Balances and Yields3 4Q17

BANC Fast Facts & Preferred Equity Capital Structure

($ in millions)[1]	4Q17	3Q17	2Q17	1Q17	4Q16
Total Assets[2]	$ 10,328	$ 10,280	$ 10,366	$ 11,052	$ 11,030
Securities	2,575	2,756	2,915	3,298	3,266
Loans Held for Investment	6,659	6,227	5,956	6,105	6,035
Deposits	7,293	7,404	8,045	8,598	9,142
Net Interest Income	73.2	75.0	75.5	80.5	82.9
Provision for Loan and Lease Losses	5.1	3.6	2.5	2.6	0.6
Non Interest Income	5.7	18.4	5.7	14.9	32.5
Noninterest Expense[3,4]	62.4	67.3	66.6	81.2	79.0
Loss on Investments in Alternative Energy Partnerships	4.0	8.3	9.8	8.7	13.9
Noninterest Expense – Reported	66.4	75.7	76.3	89.9	92.9
Net Income	10.9	18.1	15.1	9.4	24.5
Diluted Earnings Per Share	$ 0.11	$ 0.25	$ 0.20	$ 0.08	$ 0.36
Return on Average Assets[2]	0.44%	0.67%	0.46%	0.62%	1.14%
Efficiency Ratio[2,5]	75.5%	72.5%	80.5%	78.8%	66.9%

Preferred Equity	Class / Series	CUSIP	Issue Date	Amount Out ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	125,000	7.00%	3/15/2021
Preferred Equity: Non-Cumulative, Perpetual	D	05990K882	4/8/2015	115,000	7.375%	6/15/2020
Preferred Equity: Non-Cumulative, Perpetual	C	05990K403	6/12/2013	40,250	8.00%	9/15/2018
Total Preferred Equity				$ 280,250		

1 All figures from Continuing Operations unless noted; dollars in millions unless noted per share or percentage.
2 Consolidated operations; Efficiency ratio adjusted for including the pre-tax effect of investments in alternative energy partnerships .
3 Excluding loss on investments in alternative energy partnerships . 4 Non-GAAP measure. Reconciliation within table above. 5 Non-GAAP measure. Reconciliation on slide 19.

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This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense from continuing operations and operating expense from continuing operations, each excluding loss on investments in alternative energy partnerships and the latter also reflecting adjustments for non-recurring items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non‐GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 9-10 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the Company’s businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 19-20 of this presentation. Non-GAAP Financial Information

Non-GAAP Reconciliation

Adjusted Efficiency Ratio Including the Pre-tax Effect of Investments in Alternative Energy Partnerships

(in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16
Noninterest expense	$ 66,424	$ 79,008	$ 98,216	$ 124,615	$ 129,239
Loss on investments in alternative energy partnerships, net	(3,995)	(8,348)	(9,761)	(8,682)	(13,850)
Adjusted noninterest expense	$ 62,429	$ 70,660	$ 88,455	$ 115,933	$ 115,389
Net interest income	$ 73,246	$ 75,953	$ 78,296	$ 83,747	$ 87,058
Noninterest income	6,429	18,827	19,817	59,704	79,687
Total revenue	79,675	94,780	98,113	143,451	166,745
Tax credit from investments in alternative energy partnerships	4,908	8,777	15,681	8,829	14,048
Deferred tax expense on investments in alternative energy partnerships	(859)	(1,536)	(2,744)	(1,545)	(2,459)
Tax effect on tax credit and deferred tax expense	3,004	3,804	8,584	5,140	8,078
Loss on investments in alternative energy partnerships, net	(3,995)	(8,348)	(9,761)	(8,682)	(13,850)
Total pre-tax adjustments for investments in alternative energy partnerships	3,058	2,697	11,760	3,742	5,817
Total adjusted revenue	$ 82,733	$ 97,477	$ 109,873	$ 147,193	$ 172,562
Efficiency ratio	83.37%	83.36%	100.10%	86.87%	77.51%
Adjusted efficiency ratio for excluding the effect of investments in alternative energy partnerships	75.46%	72.49%	80.51%	78.76%	66.87%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	42.59%	34.44%	39.89%	41.37%	41.10%

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(in thousands) 4Q17 3Q17 2Q17 1Q17 4Q16 Tangible common equity to tangible assets ratio Total assets $ 10,327,852 $ 10,280,028 $ 10,365,768 $ 11,052,085 $ 11,029,853 Less goodwill (37,144) (37,144) (37,144) (37,144) (39,244) Less other intangible assets (9,353) (10,219) (11,135) (12,191) (13,617) Tangible assets $ 10,281,355 $ 10,232,665 $ 10,317,489 $ 11,002,750 $ 10,976,992 Total stockholders’ equity $ 1,012,308 $ 1,013,908 $ 1,006,292 $ 985,748 $ 980,239 Less goodwill (37,144) (37,144) (37,144) (37,144) (39,244) Less other intangible assets (9,353) (10,219) (11,135) (12,191) (13,617) Tangible equity 965,811 966,545 958,013 936,413 927,378 Less preferred stock (269,071) (269,071) (269,071) (269,071) (269,071) Tangible common equity $ 696,740 $ 697,474 $ 688,942 $ 667,342 $ 658,307 Tangible equity to tangible assets 9.39% 9.45% 9.29% 8.51% 8.45% Tangible common equity to tangible assets 6.78% 6.82% 6.68% 6.07% 6.00% Non-GAAP Reconciliation Tangible Common Equity to Tangible Assets and Tangible Equity to Tangible Assets